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                                                                   EXHIBIT 10.17

                                   AGREEMENT


This agreement is made between United States Telecommunications, Inc. (Tel), Total Com, Inc. and Joseph Thacker (Thacker).

Whereas: Tel desires to cause Five (5) percent of the authorized and/or issued stock of Total Com, Inc. a Florida Corporation to be issued to Thacker or his assign.

Whereas: Thacker or his assign shall, at all time, hold Five (5) percent of Total Com, Inc.

Whereas: Total shall pay Thacker or his assign Five (5) percent of its total income not to be less than One-Thousand ($1,000) Dollars per month for a period of not less than Sixty (60) months.

Whereas: Tel shall issue Four Hundred Thousand (400,000) Common Shares of stock in United States Telecommunications, Inc. to Thacker or his assign.

Whereas: Thacker or his assign shall be named to the Board of Directors of Total Com, Inc.

Whereas: The Consideration for said agreement shall be One Hundred Fifty ($150,000) Thousand Dollars, paid to United States Telecommunications, Inc.

Whereas: Facsimile signatures are deemed as original for the purpose of this document.

Agreed upon this 23rd Day of December, 1998.



/s/ Joseph Cillo                          /s/ Joseph Thacker
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Joseph Cillo                  Date        Joseph Thacker                Date



                                          /s/ Richard Pollara          1/7//97
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                                          Richard Pollara               Date
                                          Authorized Officer of
                                          United States Telecommunications, Inc.